UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                               November 10, 2009

Pacific State Bancorp
(Exact name of registrant as specified in its charter)

California	0-49892	61-1407606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1899 W. March Lane Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (209) 870-3214

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3                      Securities and Trading Markets

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Pacific State Bancorp, Inc. (the “Company”) (NASDAQ: PSBC), the parent company of Pacific State Bank , Stockton, California, today announced that it received a letter from The NASDAQ Stock Market (“NASDAQ”) dated November 10, 2009, notifying the Company that it is currently not in compliance with NASDAQ Listing Rule 5450(a)(1) (the “Rule”), because the Company’s common stock has not maintained a minimum bid price of $1.00 during the preceding 30 consecutive trading days.

In accordance with Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until May 10, 2010, to regain compliance with the Rule.  In order to regain compliance with the Rule, the bid price of the Company’s common stock must remain above $1.00 for ten consecutive business days.  If compliance cannot be demonstrated by that date, NASDAQ will notify the Company that its common stock is subject to delisting.  Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market.

A press release setting out further details is attached hereto as Exhibit 99.1 and is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific State Bancorp

Date: November 16, 2009	By:	/s/ Justin Garner
Justin Garner
Vice President and Chief Financial Officer

EXHIBIT                            DESCRIPTION

99.1                            Press release dated November 16, 2009, issued by Pacific State Bancorp